Exhibit 10.32

SECOND AMENDMENT TO LEASE

18THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of February ______, 2025 (the “Execution Date”), by and between ARE-WINTER STREET PROPERTY, LLC, a Delaware limited liability company (“Landlord”), and INTELLIA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of February 22, 2022, as amended by that certain First Amendment to Lease dated as of June 20, 2023 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of those portions of the first, second and third floors of that certain building located at 840 Winter Street, Waltham, Massachusetts (the “Building”), commonly known as Suite 100, containing approximately 139,984 rentable square feet (the “Original Premises”). The Original Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease is scheduled to expire on September 30, 2036 (the “Scheduled Expiration Date”).

C. Landlord and Tenant desire for Tenant to expand into the approximately 28,534 rentable square feet of space consisting of (i) approximately 9,381 rentable square feet known as Suite 300 (“Suite 300”), (ii) approximately 10,569 rentable square feet known as Suite 200 (“Suite 200”), (iii) approximately 3,990 rentable square feet known as Suite 101 (“Suite 101”), and (iv) approximately 4,594 rentable square feet known as Suite 104 (“Suite 104”), all as shown on Exhibit A attached to this Second Amendment (collectively, the “Expansion Premises”).

D. The Expansion Premises are currently subject to leases (each, an “Existing Expansion Premises Lease”) with four separate tenants (each, an “Existing Expansion Premises Tenant”), which Existing Expansion Premises Leases are all scheduled to expire on February 28, 2025.

E. The rentable square footage of the Building was adjusted in connection with changes to the Building lobby.

F. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease as reflected in this Second Amendment to, among other things, (i) expand the size of the Original Premises to include the Expansion Premises, (ii) adjust the rentable square footage of the Building based on the changes to the Building lobby, and (iii) accelerate the expiration date of the Base Term of the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Expansion Premises. In addition to the Original Premises, commencing on the applicable Expansion Premises Commencement Date (as defined in Section 2 below), Landlord shall lease to Tenant and Tenant shall lease from Landlord the Expansion Premises.
2.
Delivery of Expansion Premises.
a.
The “Suite 300 Commencement Date” will occur 1 business day after the Existing Expansion Premises Lease affecting Suite 300 expires and the applicable Existing Expansion

Premises Tenant vacates Suite 300. Subject to the terms and conditions of this Second Amendment including, without limitation, Sections 7, 8 and 9 hereof, Landlord will deliver Suite 300 to Tenant on the Suite 300 Commencement Date. The “Suite 200 Commencement Date” will occur 1 business day after the Existing Expansion Premises Lease affecting Suite 200 expires and the applicable Existing Expansion Premises Tenant vacates Suite 200. Subject to the terms and conditions of this Second Amendment including, without limitation, Sections 7, 8 and 9 hereof, Landlord will deliver Suite 200 to Tenant on the Suite 200 Commencement Date. The “Suite 101 Commencement Date” will occur 1 business day after the Existing Expansion Premises Lease affecting Suite 101 expires and the applicable Existing Expansion Premises Tenant vacates Suite 101. Subject to the terms and conditions of this Second Amendment including, without limitation, Sections 7, 8 and 9 hereof, Landlord will deliver Suite 101 to Tenant on the Suite 101 Commencement Date. The “Suite 104 Commencement Date” will occur 1 business day after the Existing Expansion Premises Lease affecting Suite 104 expires and the applicable Existing Expansion Premises Tenant vacates Suite 104. Subject to the terms and conditions of this Second Amendment including, without limitation, Sections 7, 8 and 9 hereof, Landlord will deliver Suite 104 to Tenant on the Suite 104 Commencement Date. The Suite 300 Commencement Date, the Suite 200 Commencement Date, the Suite 101 Commencement Date and the Suite 104 Commencement Date may referred to in this Second Amendment individually as an “Expansion Premises Commencement Date” or collectively as the “Expansion Premises Commencement Dates.”
b.
Upon the request of either party, Landlord and Tenant shall execute and deliver a written acknowledgment of the Expansion Premises Commencement Date in the form of the “Acknowledgement of Expansion Premises Commencement Date” attached hereto as Exhibit B; provided, however, either party’s failure to execute and deliver such acknowledgment shall not affect the other party’s rights hereunder.
c.
Except as otherwise expressly set forth in this Second Amendment: (i) Tenant shall accept each portion of the Expansion Premises in its “as-is” condition as of the applicable Expansion Premises Commencement Date; and (ii) Landlord shall have no obligation for any defects in the Expansion Premises. Notwithstanding anything to the contrary contained in the Lease, Landlord shall have no obligation to provide any tenant improvement allowance to Tenant nor perform any tenant improvements in or with respect to the Expansion Premises.
d.
Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.
3.
Definitions.
a.
Commencing on the Suite 300 Commencement Date with respect to Suite 300, on the Suite 200 Commencement Date with respect to Suite 200, on the Suite 101 Commencement Date with respect to Suite 101, and on the Suite 104 Commencement Date with respect to Suite 104, the definitions of “Premises” and “Rentable Areas of Premises” and “Tenant’s Share of Operating Expenses” shall be deemed adjusted to include the applicable portion of the Expansion Premises with respect to which the applicable Expansion Premises Commencement Date has occurred. Commencing on the date on which all of the final Expansion Premises Commencement Dates have occurred, the defined terms “Premises,” “Rentable Area of Premises” and “Tenant’s Share of Operating Expenses” on page 1 of the Lease shall be deleted in their entirety and replaced with the following:

“Premises: Those portions of the first, second and third floors of the Building, commonly known as Suite 100, Suite 101, Suite 104, Suite 200 and Suite 300, containing approximately 168,518 rentable square feet, as shown on Exhibit A.”

“Rentable Area of Premises: 168,518 sq. ft.”

“Rentable Area of Building and Project: 168,518 sq. ft.”

“Tenant’s Share of Operating Expenses: 100% (83.06% being attributable to the Original Premises, 5.57% attributable to Suite 300, 6.27% attributable to Suite 200, 2.37% attributable to Suite 101, and 2.73% attributable to Suite 104).”

b.
Commencing on the Suite 300 Commencement Date with respect to Suite 300, on the Suite 200 Commencement Date with respect to Suite 200, on the Suite 101 Commencement Date with respect to Suite 101, and on the Suite 104 Commencement Date with respect to Suite 104, Exhibit A attached to the Lease shall be amended to include the applicable portion of the Expansion Premises, described on Exhibit A attached to this Second Amendment.
4.
Base Rent.
a.
Original Premises. Tenant shall continue to pay Base Rent with respect to the Original Premises as provided for under the Lease through the Termination Date; provided, however, that so long as Tenant pays the Second Modification Payment and the Third Modification Payment (both as defined in Section 8 below) to Landlord in accordance with the payment schedule reflected in Section 8 below, commencing on the February 1, 2025 (the “Effective Date”) through the Termination Date, Tenant shall not be required to pay Base Rent under the Lease with respect to the Original Premises.
b.
Expansion Premises. Commencing on the Suite 300 Commencement Date with respect to Suite 300, on the Suite 200 Commencement Date with respect to Suite 200, on the Suite 101 Commencement Date with respect to Suite 101, and on the Suite 104 Commencement Date with respect to Suite 104, Base Rent with respect to the applicable portion of the Expansion Premises shall be payable at the same rate per rentable square foot per month that Tenant is then paying for the Original Premises under the Lease; provided, however, that so long as Tenant delivers to Landlord (i) the Second Modification Payment on April 1, 2025, and (ii) the Third Modification Payment by January 2, 2026, as required by Section 8 below, Tenant shall not be required, for the period commencing on the applicable Expansion Premises Commencement Date through the Termination Date, to pay Base Rent under the Lease with respect to the Expansion Premises.
5.
Operating Expenses. Tenant shall continue to pay Tenant’s Share of Operating Expenses (including, without limitation, Utilities) with respect to the Original Premises as provided for under the Lease through the Termination Date; provided, however, that so long as Tenant delivers to Landlord (i) the Second Modification Payment on April 1, 2025, and (ii) the Third Modification Payment by January 2, 2026, as required by Section 8 below, commencing on February 1, 2025 through the Termination Date, Tenant shall not be required to pay Operating Expenses under the Lease with respect to the Original Premises (except for those obligations in connection with the reconciliation of Operating Expenses for the calendar year 2024 pursuant to Section 5 of the Lease) or any portion of the Expansion Premises. For the avoidance of doubt, if Tenant’s Share of actual Operating Expenses for the calendar year 2024 exceeds Tenant’s payments of Operating Expenses for 2024, the excess shall be due and payable by Tenant within 30 days after delivery of such Annual Statement to Tenant, and if Tenant’s payments of Operating Expenses for 2024 exceed Tenant’s Share of actual Operating Expenses for 2024, Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement
6.
TI Rent/TI Costs
a.
TI Rent. Tenant shall continue to pay TI Rent as provided for under the Lease through the Termination Date; provided, however, that so long as Tenant delivers to Landlord (i) the Second Modification Payment on April 1, 2025, and (ii) the Third Modification Payment by January 2, 2026,

as required by Section 8 below, commencing on the Effective Date through the Termination Date, Tenant shall not be required to TI Rent under the Lease.
b.
TI Costs. Landlord and Tenant acknowledge that as of the Execution Date there remain certain TI Costs incurred by Tenant and that, notwithstanding any term or condition of this Second Amendment, following the delivery by Tenant of a draw request and related deliverables required under Section 5(e) of the Work Letter, Landlord shall make a final reimbursement to Tenant for such outstanding TI Costs no later than 30 days following receipt of such draw request in accordance with Section 5(e) of the Work Letter.
7.
Early Termination.
a.
The expiration date of the Term of the Lease shall, subject to the terms of Section 7(b) below, be accelerated from the Scheduled Expiration Date to the earlier of (i) June 30, 2028, or (ii) such earlier date that Landlord elects to terminate the Lease pursuant to the Accelerated Termination Right (as defined in Section 7(b) below) with respect to all or any portion of the Premises (as applicable, the “Termination Date”). Notwithstanding anything to the contrary contained in this Second Amendment, if Tenant does not surrender the Premises on or before the applicable Termination Date in strict accordance with the terms of this Second Amendment, the Term of the Lease with respect to the applicable portion of the Premises shall nonetheless terminate on the Termination Date and the holdover provisions of the Lease shall apply.
b.
Notwithstanding anything to the contrary contained in this Second Amendment, Landlord shall have the right (“Accelerated Termination Right”) by delivery of not less than 3 business days’ advance written notice to Tenant prior to the applicable effective date (“Accelerated Termination Notice”), to further accelerate the Termination Date with respect to all or any portion of the Premises to a date prior June 30, 2028, whereupon the Term of the Lease shall automatically terminate with respect to the portion of the Premises identified in the Accelerated Termination Notice on the date specified in such Accelerated Termination Notice.
8.
Lease Modification Payment. In consideration of Landlord’s agreement to enter into this Second Amendment, Tenant shall deliver to Landlord a lease modification payment in the amount of $78,000,000 (the “Lease Modification Payment”). The Lease Modification Payment shall be delivered to Landlord in accordance with the following schedule:
a.
Concurrent with Tenant’s delivery of an executed copy of this Second Amendment to Landlord, the amount of $34,000,000 (minus $1,208,792.68 representing the amount of Base Rent, Operating Expenses, TI Rent, and other amounts actually paid by Tenant to Landlord for February 2025, which will be credited toward the initial Lease Modification Payment);
b.
On April 1, 2025, the amount of $30,000,000 (the “Second Modification Payment”); and
c.
On or before January 2, 2026, the amount of $14,000,000 (the “Third Modification Payment”).

For the avoidance of doubt, if Landlord exercises its Accelerated Termination Right and the Termination Date with respect to all or a portion of the Premises occurs prior to June 30, 2028, the full amount of the Lease Modification Payment shall remain due and payable pursuant to the schedule set forth above notwithstanding Landlord’s exercise of its Accelerated Termination Right.

Notwithstanding anything to the contrary contained herein, if Tenant fails to deliver to Landlord (i) the full amount of the Second Modification Payment on April 1, 2025, or (ii) the full amount of the Third Modification Payment within 5 business days of Tenant’s receipt of written notice from Landlord of Tenant’s failure to timely pay the Third Modification Payment, such failure shall constitute a default under the Lease, and for the period commencing on the date of such default through the Termination Date (the “Default Period”), Tenant shall be required to pay the full amount of Base Rent, Operating Expenses and TI Rent that would have been payable under the Lease during the Default Period notwithstanding any abatement provided for in Section 4, Section 5 and Section 6 above, respectively, as and when such payments would otherwise be due.

9.
Termination and Surrender. Tenant shall voluntarily surrender the Premises as provided in this Second Amendment. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to surrendering the Premises in accordance with the surrender requirements set forth in the Lease and in the condition required pursuant to the Lease; provided, however, that, notwithstanding anything to the contrary contained in the Lease, Tenant shall not be required to remove or restore the existing Tenant Improvements in the Original Premises or any improvements or alterations existing in the Expansion Premises as of the applicable Expansion Premises Commencement Date. Provided that Tenant pays the full Lease Modification Payment to Landlord pursuant to Section 8, Tenant shall (a) not be required to pay Base Rent, Operating Expenses (including, without limitation Utilities and insurance), TI Rent or any other monthly obligations related to the period of time commencing on the Effective Date through the Termination Date, except for those obligations in connection with the reconciliation of Operating Expenses for the calendar year 2024 pursuant to Section 5 of the Lease, (b) not be responsible to Landlord for any other financial obligations under the Lease first arising after and solely related to the period of time commencing on the Effective Date through the Termination Date, (c) not have any obligation to repair, replace or maintain the Original Premises, the Expansion Premises, or any portion thereof (pursuant to Section 14 of the Original Lease or otherwise) after the Execution Date, except for any liability arising from or in connection with any entry to the Premises by employees, agents, contractors or invitees of Tenant acting under the direction of or in concert with Tenant after the Execution Date, (d) be required to continue to maintain only the commercial general liability insurance required to be maintained by Tenant under the Lease, and (e) shall not be required to restore the Premises pursuant to Section 18 of the Lease in connection with a fire or other casualty. Nothing contained in this Section 8 is intended to release Tenant from any obligations or liabilities under the Lease related to any period prior to the Effective Date, included any such obligations and liabilities that become known or arise after the Execution Date.
10.
No Further Obligations. Subject to the terms of this Second Amendment, Landlord and Tenant each agree that the other is excused following the Termination Date from any further obligations under the Lease with respect to the Premises, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease and except as provided for in this Second Amendment. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights Landlord may have with respect to Tenant in connection with any hazardous materials or for violations of any governmental requirements or requirements of applicable law. Nothing herein shall excuse Tenant from its obligations under the Lease, subject to the terms of this Second Amendment, prior to the Termination Date.
11.
Personal Property. Landlord and Tenant hereby agree that, as consideration for entering into this Second Amendment, all furniture, fixtures and equipment existing in the Premises as of the Execution Date (including, without limitation, all café and breakroom appliances) other than Tenant’s servers, switches and current office set-ups shall remain or become, as applicable, the property of Landlord and may not be removed by Tenant. Subject to the immediately prior sentence, any personal property of Tenant remaining in the Premises after the Termination Date is hereby agreed to be abandoned by Tenant and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability of any kind to Tenant.
12.
Security Deposit. Commencing on June 1, 2025, the defined term “Security Deposit” on Page 1 of the Lease shall be deleted in its entirely and replaced with the following:

“Security Deposit: None”

Landlord and Tenant acknowledge and agree that Landlord currently holds a security deposit under the Lease in the amount of $7,001,814 (the “Security Deposit”). So long as Tenant is not in breach of this Second Amendment or under the Lease, and provided Landlord timely receives the Second Modification Payment, Landlord shall return the Security Deposit to Tenant within [30] days after the Execution Date. For the avoidance of doubt, if Tenant fails to timely deliver the Second Modification Payment to Landlord on April 1, 2025, then Landlord shall be entitled to retain the entire Security Deposit and apply it toward the unpaid Lease Modification Payment.

13.
Premises Expansion. Section 39 of the Lease is deleted in its entirety and is of no further force or effect.
14.
Right of First Offer. Section 40 of the Lease is deleted in its entirety and is of no further force or effect.
15.
Right to Extend Term. Section 41 of the Lease is deleted in its entirety and is of no further force or effect.
16.
TI Allowance. For the avoidance of doubt, subject to the terms of Section 6(b) above with respect to unpaid and outstanding TI Costs incurred prior to the Execution Date, no Tenant Improvement Allowance or Additional Tenant Improvement Allowance remains available to Tenant under the Work Letter and Landlord shall not be required to make any further Tenant Improvement Allowance or Additional Tenant Improvement Allowance available to Tenant.
17.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction, other than Newmark. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.
18.
OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
19.
Miscellaneous.
a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

INTELLIA THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Edward Dulac

Name:__Edward Dulac____________________
Its: CFO

□ I hereby certify that the signature, name,
and title above are my signature, name and title

LANDLORD:

ARE-WINTER STREET PROPERTY, LLC,

a Delaware limited liability company

By: ARE-Winter Street Holdings, LLC,

a Delaware limited liability company,

managing member

By: ARE-MA Region No. 85 JV, LLC,

a Delaware limited liability company,

managing member

By: ARE-Special Services, LLC,

a Delaware limited liability company,

managing member

By: Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

By: ARE-QRS Corp.,
a Maryland corporation,
general partner

By: /s/ Allison Grochola

Name: Allison Grochola
Its: SVP - Real Estate Legal Affairs

Exhibit A

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Exhibit B

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